SNR Denton US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA

June 19, 2012

Board of Directors

CNS Response, Inc.

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

Re: CNS RESPONSE INC.

Registration Statement on Form S-1, File No. 333-173934

Ladies and Gentlemen:

In our capacity as counsel to CNS Response, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), we have been asked to render this opinion in connection with the registration statement on Form S-1 (File No. 333-173934) as amended to date and as being amended contemporaneously herewith (as so amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the sale of the following securities: (i) up to 1,150,000 shares (the “Offered Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) up to 1,150,000 warrants to purchase Common Stock (the “Warrants”); (iii) up to 1,150,000 shares of Common Stock that are issuable upon exercise of the Warrants (the “Warrant Shares”); (v) an option to purchase Common Stock and Warrants to be issued to Aegis Capital Corp. as representative of the Underwriters (defined below) (the “Purchase Option”); and (vi) 100,000 shares of Common Stock that are issuable upon exercise of the Purchase Option, including upon exercise of the Warrants included in the Purchase Option (the “Option Shares” and, collectively with the Offered Shares and the Warrant Shares, the “Shares”). The Shares, Warrants and Purchase Option are referred to herein as the “Securities.” The Securities are to be issued by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the several underwriters named therein (the “Underwriters”) for whom Aegis Capital Corp. is acting as representative.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined (i) the Company’s Certificate of Incorporation, as amended, (ii) the Company’s By-Laws, as amended, (iii) the Registration Statement, (iv) the form of Underwriting Agreement, (v) the form of warrant agreement relating to the Warrants (the “Warrant Agreement”), (vi) the form of option agreement relating to the Purchase Option (the “Option Agreement”), (vii) corporate proceedings of the Company relating to the Securities, and (viii) such other instruments and documents as we have deemed relevant under the circumstances.

CNS Response, Inc.

June 19, 2012

In making the aforesaid examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies furnished to us as original or photostatic copies.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Act; (ii) the issuance of the Securities has been duly authorized by the Company; (iii) the Underwriting Agreement has been duly executed and delivered; (iv) the Warrant Agreement has been duly executed and delivered; (v) the Option Agreement has been duly executed and delivered; (vi) the Securities have been issued, sold and paid for in the manner described in the Registration Statement and in the Underwriting Agreement (and, as to the Warrant Shares, as provided in the Warrant Agreement and the Warrants, and, as to the Option Shares and the Warrants included in the Purchase Option, as provided in the Option Agreement); (vii) with respect to certificated Shares, the Shares have been duly executed by the Company, duly countersigned by an authorized signatory of the registrar for the Shares, and duly delivered to the purchasers thereof; and (viii) the Warrants have been duly executed by the Company, countersigned by the warrant agent pursuant to the Warrant Agreement, and duly delivered to the purchasers thereof, the Shares, Warrants and Purchase Option will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SNR Denton US LLP

SNR Denton US LLP